UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 12, 2004



                             ADSOUTH PARTNERS, INC.
             (Exact name of registrant as specified in its charter)


           NEVADA                      0-33135                68-0448219
---------------------------- ---------------------------- --------------------
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification No.)

1515 N. Federal Highway, Suite 418, Boca Raton, Florida              33432
-------------------------------------------------------------   ---------------
           (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:   (561) 470-0410
                                                      -------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 12, 2004, Mr. Gary J. Hohman tendered his resignation, effective the same date, from his position as Chief Operating Officer and from his seat on the board of directors.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On September 14, 2004, the Registrant issued a press release announcing the issuance of a letter to its shareholders' providing an update of its business activities.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description.

99.1     Press Release issued by Registrant on September 14, 2004.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   September 14, 2004.                            ADSOUTH PARTNERS, INC.

                                               /S/ John Acunto

                                               ---------------
                                               (Registrant)
                                               John Acunto
                                               Chief Executive Officer




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EXHIBIT INDEX

Exhibit No.     Description.

99.1            Press Release dated September 14, 2004 issued by Adsouth
                Partners, Inc.




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Exhibit 99.1

AdSouth Partners Issues Letter to Shareholders

         BOCA RATON, Fla.,  AdSouth Partners Issued the following Letter to
          Shareholders:

Dear Shareholders:

         We are writing this letter to update you on our business activities. Despite a stock price that is currently weak, reflecting the downturn in the micro-cap market, the Company continues to make significant progress in its business model. We acquired DermaFresh, Inc., (http://www.dermafresh.com) our wholly owned subsidiary, in April 2004 in order to obtain the rights to one product, the MicroDermAbrasion kit. After reviewing the entire market place, we identified a need for quality supportive products and saw a fantastic growth opportunity in the Anti-Aging product retail category.

         Our strategy is currently being validated, as the MicroDermAbrasion kit, Facial Blanket and Anti-Wrinkle and Firming Serum have exceeded $1 million in orders in our current quarter. We also have 7 additional products, all in the anti-aging category. These products utilize the finest ingredients available and are competitively. The company strives to differentiate the DermaFresh line from the competition by providing consumers a complete line of products that are easy to use, affordable and effective.

         AdSouth Partners is the combination of a products company and an advertising agency.

         The company recently exhibited the Dermafresh line at ECRM, a tradeshow that allowed us to present all 8 products to more than 60 major chain buyers. The entire line was well received and the sales and marketing team is working carefully with more than 50 retailers to tailor a program that works for them.

         Initially, Dermafresh was acquired to be a demonstrative tool for prospective advertising clients as well as a diversified source of revenue for the company. We wanted to educate our prospective clients on how to transition product sales to retail once establishing proper brand awareness and a pent up demand for the product(s) via Direct Response Marketing. Adsouth continues to support the DermaFresh Product line via national advertising and has most recently transitioned its advertising efforts to cooperative tagging ads naming the national retailers where consumers can find DermaFresh products. The company maintains a direct relationship with each and every retail customer and invoices them directly.

         We have developed the infrastructure to support strong growth in the coming quarters. AdSouth resides in an 8,000 square foot office located at 1515 North Federal Highway (US 1) in Boca Raton, Florida. The office houses a small production studio for shooting and editing commercials. The office also has a fully equipped graphic design and web development department. The products division uses these resources to develop new products and for new line extensions for DermaFresh. All fulfillment is outsourced to a 200,000 square foot Distribution Center in Nashville, Tennessee where all products are prepared for shipment and routed to each customer. The product line has become an incredible success with placement in over 8,000 stores nationally and potentially 12,000 by the first quarter of 2005. The Company looks to continue gaining placement for the line through 2005 and establishing more planogram (long-term) shelf space while becoming one of the leading brands in the explosive Anti-Aging category.


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         The product division is currently building marketing campaigns for two new items soon to be released. These items are unrelated to personal skin care and will not be positioned within the DermaFresh product line. The products division expects to utilize a Direct Response platform to launch the new items with advertising commencing before the end of fourth quarter.

         The Advertising division of AdSouth has exploded with growth since inception in July 2003. From July 2003 to June 30, 2004, agency revenues were $2,640,000 and agency income before the deduction of depreciation and non cash stock based compensation was $889,000. The agency serves clients in all facets of their business. We specialize in developing a direct response campaign from the ground up. We assist the client in developing a business model of utilizing television, print, radio and the internet to gain immediate sales results by directing consumers to a toll free number or to a web site. The services we provide include the production of the commercial, logo design, product packaging, back end support and media placement of the developed campaign. The company plans on capitalizing on the upcoming Super Bowl spot. For a young agency to attain such significant exposure is impressive. We intend on beginning a campaign of marketing our services via television, internet and trade publication. This campaign will begin the fourth quarter and efforts are under way now to expand our sales force to accommodate the incoming traffic. The advertising division also has added several new clients in the third quarter and the developmental work has already begun to begin rolling out those campaigns in the third quarter.

         This quarter we anticipate revenues to exceed $1.9 million in consolidated agency and product revenue. This revenue is just $746,000 less than we generated in the previous 12 month period.

         We thank you for your continued support and expect to begin to communicate with our shareholders on a regular basis via conference calls beginning in October. In the interim, we will continue to work hard to build on the strong growth path we are currently on.

                                                     Sincerely,
                                                     John Acunto, CEO


Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the Safe Harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward- looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company's Form 10-KSB filing and other filings with the United States Securities and Exchange Commission (available at www.sec.gov). The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

For further information contact:    Ed Lewis,  212-732-4300 x 225


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